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                                                                     Exhibit 5.1



                    [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]



                                                             _____________, 2003




Tenaris S.A.
13, rue Beaumont
L-1219, Luxembourg

         Re:  Registration Statement on Form F-4
              ----------------------------------


Ladies and Gentlemen:

         In connection with the registration under the U.S. Securities Act of 1933, as amended (the "Act"), of U.S. dollar o ordinary shares (the "Shares"), par value one U.S. dollar per Share, of Tenaris S.A. (the "Company"), a corporation (societe anonyme holding) organized under the laws of the Grand Duchy of Luxembourg ("Luxembourg"), we, as your Luxembourg counsel, have examined such corporate records, certificates and other documents, and such questions of law, and made such inquiries with officers of the Company, as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement on Form F-4 (the "Registration Statement") relating to the Shares has become effective under the Act and the Shares have been delivered as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable under the existing laws of Luxembourg.

         The foregoing opinion is limited to the laws of Luxembourg and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of the Securities" in Part Six of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                           Very truly yours,


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